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                                   EXHIBIT 10

                         AMERICAN GREETINGS CORPORATION

                         1996 EMPLOYEE STOCK OPTION PLAN


NAME AND GENERAL PURPOSE OF PLAN. The name of the plan is the American Greetings Corporation 1996 Employee Stock Option Plan ("Plan"). The purpose of the Plan is to attract and retain superior personnel by affording officers and selected key employees of American Greetings Corporation and its subsidiaries (the "Company") the opportunity to share in future appreciation in the share value of the Company's stock, thereby creating an incentive for outstanding performance that may maximize shareholders' return on investment over the long term.

1. OPTIONS ISSUABLE UNDER PLAN. The total number of shares that may be issued under options granted pursuant to this Plan shall not exceed 950,000 Class A Common Shares, par value $1 per share, and 200,000 Class B Common Shares, par value $1 per share, except to the extent of adjustments authorized in paragraph 5 of this Plan. Such Class A Common Shares may be treasury shares or authorized but unissued shares or a combination of the foregoing. Such Class B Common Shares may be treasury shares. To the extent that a stock option expires or is otherwise terminated, cancelled or surrendered without being exercised, the shares of stock underlying such stock option shall again be available for issuance in connection with future grants under the Plan.

2. ELIGIBILITY. The Compensation Committee of the Company's Board of Directors ("Compensation Committee") may, from time to time and upon such terms and conditions as it may determine, grant options ("Options") to buy Company Class A and/or Class B Common Shares to officers (including officers who are members of the Company's Board of Directors) and other key employees of the Company and any of its subsidiaries ("Optionees"), and may fix the number of shares to be covered by each Option. Additional Options may be granted to the same person, whether or not the Option or Options previously granted to such person remain unexercised.

3. DURATION. No Option shall run for more than ten (10) years from the date granted.

4. GRANT PRICES. The grant price of an Option shall not be less than the price of the Class A Common Shares quoted by the National Association of Securities Dealers (NASD) at the close of business on the last business day preceding that day on which the Option is granted. The grant price shall be payable in whole or in part, in cash, Class A and/or Class B Common Shares of the Company valued (in the case of both Class A and Class B Shares) at the price for Class A Common Shares quoted by NASD at the close of business on the date of exercise, to the extent permitted by all applicable laws and regulations. However, the Compensation Committee may prohibit such exercise if at such time it determines that the application of any Financial


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Accounting Standard Board rule affecting the tender of shares would be detrimental to the best interests of the Company.

5. ADJUSTMENTS. The Compensation Committee may make or provide for such adjustments in the grant price and in the number or kind of shares or other securities covered by outstanding Options as the Compensation Committee, in its sole discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any and all outstanding Options under the Plan, such alternate consideration as it, in good faith, may determine is equitable in the circumstances.

6. EXERCISE. Optionees may exercise their Options upon receipt by the Company of such forms as the Company may require in advance of exercise and the required payment. A stock certificate may be issued as soon as practical after exercise and payment. Each Option may be exercisable in installments of shares. The Compensation Committee may accelerate the period of time to exercise any installments of an Option then outstanding. Unless otherwise provided in an Optionee's stock option agreement, an Option is exercisable during an Optionee's lifetime only by the Optionee, except that, in case of incompetence or disability of an Optionee, an Option may be exercised on behalf of the Optionee by the Optionee's guardian or legal representative. Any Option may provide for deferred payment of the option price. If, following an Option exercise, the Optionee sells shares underlying the Option, the Optionee will receive the amount by which the sale price exceeds the grant price for such shares, after deducting applicable taxes and brokerage fees, but not interest that might otherwise be paid on an advance of monies to the Optionee between the exercise and settlement dates. The sale price for both Class A and Class B Common Shares shall be the price of Class A Common Shares as of the close of business on the date of exercise.

7. STOCK OPTION AGREEMENT; CANCELLATION. Optionees shall be required to enter into a stock option agreement with the Company. The stock option agreement shall contain such terms and conditions not inconsistent with the Plan as may be approved by the Compensation Committee. Any stock option agreement evidencing an outstanding Option may, with the concurrence of the affected Optionee, be amended by the Compensation Committee, provided the terms of each such agreement are not inconsistent with the Plan. The Compensation Committee may, with the concurrence of the affected Optionee, cancel any Option granted under the Plan.

8. TRANSFERABILITY. No Option shall be transferable by the Optionee unless provided otherwise in the Optionee's stock option agreement.


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9. RELOAD OPTIONS. On the date of grant of any Option, the Compensation
Committee may provide for the automatic grant to the Optionee of additional Options ("Reload Options") upon the exercise of Options through the delivery of any class of Common Shares held by the Optionee for at least six months; provided, however, that, subject to adjustments under paragraph 5, (i) Reload Options may be granted only with respect to the same number (but not necessarily the same class) of Common Shares as were surrendered to exercise the Options,
(ii) the grant price of the Reload Options shall be the price of the Company's Class A Common Shares as quoted by NASD as of the close of business on the date of exercise of the Options, (iii) Reload Options may not be exercised after the date on which the Options in respect of which such Reload Options were granted, expire, are cancelled or terminate, and (iv) the provisions contained in this sentence may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), securities laws and rules thereunder.

10. ADMINISTRATION. This Plan shall be administered by the Compensation Committee, which shall consist of not less than three Directors who are disinterested persons. The Compensation Committee shall be empowered by the Board to exercise all authority otherwise possessed by the Board with respect to the Company's stock option plans, including without limitation, interpretation of the Plan. The Board may also appoint one or more of its Directors as alternate members of the Compensation Committee. A majority of the Compensation Committee shall constitute a quorum, and the action of a majority of the members (including alternate members) of the Compensation Committee present at the meeting at which a quorum is present, or the unanimous written action of the Compensation Committee, shall be considered the action of the Compensation Committee.

11. RESTRICTIONS ON ISSUANCE. The Company's ability to issue Class B Common Shares is restricted by certain provisions of its Articles of Incorporation,
Section 1(c)(21) of Schedule D of the by-laws of NASD and certain interpretive letters addressed to the Company by NASD.

12. PLAN AMENDMENT; TERMINATION. This Plan (and any prior stock option plan of the Company) may be terminated or amended from time to time by the Company's Board of Directors, but no such amendment shall increase the aggregate number of Class A Common Shares or Class B Common Shares that may be issued under this Plan (except for adjustments authorized under paragraph 5 and comparable provisions in prior stock option plans) or change the designation in paragraph 2 of the class of employees eligible to receive Options, or cause Rule 16b-3 of the Securities Exchange Act of 1934 (or any successor rule to the same effect) to cease to be applicable to this Plan without further approval by the shareholders of the Company.


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